Exhibit 99.1

TransAtlantic Petroleum Announces Changes in Management Team

Hamilton, Bermuda (January 16, 2019) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced changes in the Company’s management team.

Chief Accounting Officer

On January 16, 2019, the Company’s board of directors appointed Michael Hill as chief accounting officer and designated Mr. Hill as the principal financial officer and principal accounting officer of the Company, effective January 28, 2019. Mr. Hill has served as chief accounting officer of AVAD Energy Partners, LLC since December 2017, where he has been responsible for internal and external financial reporting, cash management, debt compliance, relationships with oil and gas purchasers, execution of the hedging strategy, and analyzing profitability. Previously, Mr. Hill served as corporate controller of TransAtlantic from June 2017 to December 2017, financial reporting manager at TransAtlantic from 2012 to June 2017, and senior financial reporting accountant at TransAtlantic from 2010 to 2012. While at TransAtlantic, Mr. Hill managed the accounting staff in TransAtlantic’s corporate and international offices and was responsible for public external financial reporting, internal management reporting, implementing and monitoring internal control over financial reporting, and professional development of the accounting staff in Dallas and Turkey. Mr. Hill previously served as international controller at Toreador Resources Corporation and a senior auditor at Grant Thornton LLP. Mr. Hill earned a B.B.A. in Accounting and Finance from Texas Tech University.

G. Fabian Anda will continue to serve as the Company’s principal accounting and financial officer and vice president of finance until January 28, 2019 and thereafter will remain with the Company as the vice president of finance. Ozan Ulker will remain the Company’s Chief Financial Officer, Turkey.

Vice President, General Counsel, and Corporate Secretary

Effective January 16, 2019, Chad D. Burkhardt, the Company’s vice president, general counsel, and corporate secretary, left the Company, and the Company’s board of directors appointed Tabitha Bailey as vice president, general counsel, and corporate secretary. Ms. Bailey has served as associate general counsel of TransAtlantic since June 2017. From 2013 to 2017, Ms. Bailey served as an attorney in the corporate department at Akin Gump Strauss Hauer & Feld LLP, where she represented clients in mergers, acquisitions, capital raising, securities compliance, and other strategic transactions across a broad range of industries. Ms. Bailey began her career as an attorney in the corporate department at Haynes and Boone, LLP. Ms. Bailey earned a B.A. in International Studies and Economics from the University of Mississippi and a J.D. from Vanderbilt University Law School.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the Company’s management team. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information.

The forward-looking statements or information contained in this news release are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Contacts:

Tabitha Bailey

Vice President, General Counsel, and Corporate Secretary

(214) 265-4708

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com